ROYAL BANKS OF MISSOURI 13171 Olive Blvd. St. Louis, Missouri, 63141	Loan Number: ____________________________ Note Date: October 27, 2017 Principal Amount: $15,000,000.00 Maturity Date: December 27, 2018

PROMISSORY NOTE

(Acquisition Line)

FOR VALUE RECEIVED, PEAK RESORTS, INC., HIDDEN VALLEY GOLF AND SKI, INC., PAOLI PEAKS, INC., SNOW CREEK, INC., L.B.O. HOLDING, INC., and SNH DEVELOPMENT, INC. (all of the Borrowers hereof shall be jointly and severally liable and are collectively referred to herein as “Borrowers”) hereby promises to pay to the order of  ROYAL BANKS OF MISSOURI (the “Bank”) at the above address or at such other place as the Bank may designate in writing, the principal amount set out above, together with interest thereon at the rate set out below.  Such payments shall be on the terms set out below.

This Note is subject to those terms and conditions set forth in that certain Credit Facility, Loan and Security Agreement between Borrowers and Bank dated December 22, 2015, as restated by that certain Restated Credit Facility, Loan and Security Agreement between Borrowers and Bank dated October 27, 2017 (the “Loan Agreement”).

This Note, along with the Working Line Revolving Note, as defined in the Loan Agreement, is a refinancing and renewal of that Note dated December 22, 2015, by Borrowers to the Bank in the amount of $20,000,000 (the “Original Note”) and shall be secured by all collateral which currently secures the Original Note.  To the extent any principal amount of this Note shall constitute an increase in principal from the Original Note, such increase in principal shall be deemed to be a future advance and shall be secured by all collateral securing the Original Note as a future advance.

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CPAM: 10212011.2

1. THE PURPOSE of this Loan is:  (a) to pay off advances made under the Original Note evidenced by notes numbered:  (i) 105198-26201 in the principal amount of $9,654,485.58, plus all interest and other charges due and owing and (ii) 105198-25648 in the principal amount of $2,760,083.33, plus all interest and other charges due and owing, and (b) to acquire additional ski resorts with advances limited to purchase price, closing costs, environmental testing, title costs, legal fees, surveys, and acquisition related studies.  This Note shall be known as and referred to under the Loan Agreement as the “Acquisition Line Revolving Note.”

2.INTEREST on the unpaid principal balance of this Note shall be calculated based on the following annual rate:  Prime Rate (as defined in the Loan Agreement) plus 1.00% per annum (the “Stated Rate”).  Interest will be calculated based on a year assumed to have 360 days, and then applied to the actual number of days that any amount is outstanding hereunder.  This method of interest calculation will result in a higher effective annual interest rate than the Stated Rate.    Without regard to the foregoing, in no event shall the rate of interest exceed the maximum amount permitted by applicable law.

3.PAYMENT Interest only shall be due and payable monthly, in arrears, commencing thirty (30) days following the date of the advance under the Note and continuing on the same day of each calendar month thereafter.  The balance of principal and accrued interest is payable without further notice or demand on the Maturity Date.  The scheduled payments will not be sufficient to pay the principal amount of the Note by the Maturity Date and a final balloon payment will be required.  THE BANK HAS NO OBLIGATION TO RENEW, EXTEND OR REFINANCE THIS NOTE OR ANY AMOUNTS DUE HEREUNDER.

4.THIS NOTE IS MADE PURSUANT TO the Loan Agreement.

5.METHOD OF ADVANCE:  The records of the Bank will be conclusive of the amount of principal and interest outstanding at any time.  This Note represents a line of credit and is subject to all of the terms herein and in the separate Loan Agreement.

6.CALCULATION OF INTEREST; DEFAULT RATE OF INTEREST.  Interest shall continue to accrue when payments received are not collected funds and until such funds are collected.  FROM AND AFTER MATURITY OR ANY DEFAULT ON THIS NOTE, REGARDLESS OF WHETHER THE BANK ACCELERATES PAYMENT OF THIS NOTE,  INTEREST ON THE UNPAID PRINCIPAL AND INTEREST OF THIS NOTE SHALL, AUTOMATICALLY AND WITHOUT THE NEED FOR FURTHER NOTICE,  ACCRUE AT

AN ANNUAL RATE EQUAL TO 5 PERCENTAGE POINTS OVER THE RATE OF INTEREST THAT WOULD OTHERWISE THEN BE PAYABLE ON THIS NOTE.

7.APPLICATION OF PAYMENTS.  The Bank may apply any amounts received from Borrowers or collateral pursuant to the terms of the Loan Agreement.

8.INSURANCE:  If this Note is secured by a pledge of real or personal property, then unless Borrowers provide evidence of insurance as required in the instrument securing this Note the Bank may purchase insurance at Borrowers’ expense to protect the Bank’s interest in the collateral.  The insurance may, but need not, protect Borrowers’ interest.  The coverage that the Bank purchases may not pay any claim that Borrowers make or any claim that is made against Borrowers in connection with the collateral.  Borrowers may later cancel any insurance purchased by the Bank, but only after providing evidence that Borrowers have obtained insurance as required by the mortgage or security agreement.  If  Bank purchases insurance for the collateral, Borrowers will be responsible for the costs of that insurance, including the insurance premium, interest and any other charge that the Bank may impose in connection with the placement of the insurance. The Bank may, in its sole discretion, add such costs of such insurance to the balance of this loan and recalculate payments to reflect such amount, or the Bank may demand payment of such costs in full within 30 days after the Bank gives notice of the placement of such insurance to the Borrowers.   The costs of the insurance may be more than the cost of insurance Borrowers may be able to obtain on its own.

9.DEFAULT.  Borrowers will be in default under this Note and any other Loan Document, as that term is defined in the Loan Agreement, if there is any default under the Loan Agreement or any other Loan Document, subject to any cure periods as set forth therein.

10.REMEDIES.    Upon the occurrence of any default hereunder the Bank shall have the remedies set forth in the Loan Agreement.

11.LATE CHARGES AND EXPENSES.  Bank will not be required to accept any late payment, but if Bank does accept a late payment, then the Borrowers shall also pay, concurrently with the payment of principal and/or interest, a penalty equal two (2) cents for each whole dollar so overdue, provided such late payment is made ten (10) calendar days or more after the date such payment is due.

12.APPLICABLE LAWS AND SELECTION OF COURTS.  This Note will be governed by the internal laws of the state of Missouri without reference to conflict of laws rules.  Any lawsuits arising under this Note will be brought and prosecuted only in the state or federal courts having geographic jurisdiction over St. Louis County, Missouri and each Borrower consents to the sole jurisdiction of such courts.  Each maker of this Note waives the right to a jury in any litigation arising under or with respect to this Note.

13.MODIFICATIONS, RENEWALS, WAIVERS.  Each maker, surety, endorser and guarantor of this Note hereby agrees that: (i) this Note may be modified or renewed one or more times and the time for payment of this Note or any renewal note may be extended without notice to or consent of any person obligated on this Note, at the sole discretion of the Bank; (ii) the Bank may enforce this Note against less than all of the persons directly or indirectly obligated hereon without prejudice to its rights against any other persons; (iii) the Bank is not obligated to foreclose upon or exhaust any remedies or collateral given for this Note before proceeding against any person directly or indirectly obligated hereon; and (iv) presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor and all other notices in connection with this Note, filing of suit, and diligence in collection, are waived.

14.FINANCIAL STATEMENTS; RETURNS.   Borrowers shall deliver those financial statements, tax returns, and other documents and certifications as required under the Loan Agreement.

15.MISCELLANEOUS.  This Note is binding on the successors, heirs, assigns and representatives of the parties hereto.  If any applicable law prohibits or restricts any right, power or remedy of the Bank in this Note, then such rights, powers and remedies will be limited to those permitted by law, but all other provisions of this Note will remain in effect.

16.JURY TRIAL.   EACH BORROWER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ONE OR MORE BORROWERS OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND BANK.  IN NO EVENT SHALL BANK BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

17.NO OTHER AGREEMENTS:  ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT COMPANY (BORROWERS) AND THE LENDER (BANK) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWERS) AND THE LENDER (BANK) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS:

Peak Resorts, Inc. Hidden Valley Golf and Ski, Inc.

a Missouri corporationa Missouri corporation

By: /s/ Christopher J. BubBy: /s/ Christopher J. Bub

Christopher J. Bub, Vice-PresidentChristopher J. Bub, Vice-President

Paoli Peaks, Inc. Snow Creek, Inc.

a Missouri corporationa Missouri corporation

By: /s/ Christopher J. Bub By: /s/ Christopher J. Bub

Christopher J. Bub, Vice-PresidentChristopher J. Bub, Vice-President

L.B.O. Holding, Inc. SNH Development, Inc.

a Maine corporationa Missouri corporation

By: /s/ Christopher J. Bub By: /s/ Christopher J. Bub

Christopher J. Bub, Vice-PresidentChristopher J. Bub, Vice-President